Exhibit 99.1

FOR IMMEDIATE

RELEASE

COMPANY CONTACT:

Robert L. LaPenta, Jr.

Vice President –Treasurer

(609) 387-7800 ext. 1216

Burlington Holdings, Inc. (Parent Company of Burlington Coat Factory Warehouse Corporation) Announces Filing of Registration Statement For Proposed Initial Public Offering

BURLINGTON, New Jersey; June 27, 2013—Burlington Holdings, Inc. (the “Company”), today announced that it has filed a registration statement on Form S-1 with the Securities and Exchange Commission (the “Commission”) relating to the proposed initial public offering of its common stock. The number of shares to be offered and the price range for the offering have not yet been determined.

J.P. Morgan, Morgan Stanley, BofA Merrill Lynch, Goldman, Sachs & Co., and Wells Fargo Securities will serve as joint book-running managers in the proposed offering.

The proposed offering will be made only by means of a prospectus. When available, copies of the preliminary prospectus related to the offering may be obtained from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by telephone at (866) 803-9204, Morgan Stanley & Co. LLC, 180 Varick Street, 2nd Floor, New York, New York 10014, Attn: Prospectus Department, by phone at (866) 718-1649 or by emailing prospectus@morganstanley.com or BofA Merrill Lynch, 222 Broadway, New York, New York 10038, Attention: Prospectus Department or by emailing dg.prospectus_requests@baml.com.

The registration statement on Form S-1 filed with the Commission has not yet become effective and the shares to be registered may not be sold nor may offers to buy be accepted prior to the time when the registration statement becomes effective. Copies of the registration statement can be accessed through the Commission’s website at www.sec.gov. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Burlington Holdings, Inc.

The Company, through its wholly-owned subsidiaries, operates a national chain of off-price retail stores offering ladies’, men’s and children’s apparel and accessories, home goods, baby products and coats, principally under the name Burlington Coat Factory.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the initial public offering. These statements are not historical facts but rather are based on the Company’s current expectations, estimates and projections regarding the Company’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission.

2